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                                                                      EXHIBIT 23

                      [KPMG PEAT MARWICK LLP LETTERHEAD]



The Board of Directors
Pro Tech Communications, Inc.:

We consent to the use of our reports included and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP


Vero Beach, Florida
February 17, 1997